1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Announces Closing of Sale-Leaseback Transaction for Approximately $22 Million;
Transaction Continues Real Estate Monetization and Debt Reduction Initiatives

MARIETTA, Ga., June 24, 2019 (GLOBE NEWSWIRE) -- BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building and industrial products in the United States, today announced that it has completed a sale-leaseback transaction for its distribution facility in Yulee, Florida, for a purchase price of $22 million.

Net proceeds from the transaction were used to repay indebtedness under the Company’s term loan and revolving credit facility. The Company remains committed to its local markets and will continue to operate out of its North Florida location under a long-term lease with multiple renewal options.

Management Commentary
Mitch Lewis, President and Chief Executive Officer, stated, “We are pleased to continue making strides in our deleveraging efforts with the completion of another sale leaseback transaction. We previously indicated our intent to monetize certain real properties earlier in the year and are pleased with our execution on this commitment. We will remain focused on reducing our leverage in the months ahead.”

Additional information regarding these transactions will be included in a filing by the Company with the Securities and Exchange Commission on Form 8-K, which investors are encouraged to read in its entirety.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

CONTACT: Mary Moll, Investor Relations
         BlueLinx Holdings Inc.
         (866) 671-5138
         Investor@BlueLinxCo.com

Forward-looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about our intention to pursue, and ability to consummate, additional real estate transactions to reduce our leverage. Forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the Securities and Exchange Commission from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to monetize real estate assets; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.